Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 14, 2006 on the consolidated financial statements of Safetek International, Inc. & Subsidiary for the years ended December 31, 2005 and 2004 included herein in Amendment No. 1 to the registration statement of Safetek International, Inc. & Subsidiary on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Sherb & Co., LLP

SHERB & COMPANY, LLP.
Boca Raton, Florida
June 30, 2006